EXHIBIT 99.2

Wits Basin Provides Merger Update Information

Minneapolis, Minnesota, July 18, 2007 - Wits Basin Precious Minerals Inc. (OTCBB: WITM) is pleased to announce that the Hong Kong Securities and Futures Commission has confirmed that the holders of record of Wits Basin shares will not be required to make a mandatory offer under the Hong Kong Code of Takeovers and Mergers to purchase all of the shares of Easyknit Enterprise Holdings Limited (SEHK: 616) as a result of, or in connection with, the proposed merger with Easyknit. The Hong Kong Securities and Futures Commission’s confirmation satisfies a key condition for the merger.

Easyknit Enterprises issued an announcement in Hong Kong on the merger on July 17, 2007. Trading of Easyknit Enterprises shares on the Hong Kong Stock Exchange resumed on July 18, 2007.

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About Wits Basin Precious Minerals Inc.

We are a minerals exploration and development company holding interests in three exploration projects and currently do not claim to have any mineral reserves on any project. Our common stock trades on the Over-the-Counter Bulletin Board under the symbol “WITM.” To find out more about Wits Basin Precious Minerals Inc. (OTCBB: WITM) visit our website at www.witsbasin.com.

Forward-Looking Statements and Risk Factors
The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. These risks and uncertainties include, among others, the Company's ability to obtain or maintain regulatory approvals; the Company's ability to obtain necessary financing; the Company's ability to consummate the Easyknit merger; the Company's ability to complete the various mining project acquisitions in the People's Republic of China, which are subject to execution of final documentation, completion of due diligence and receipt of necessary financing; and other risks and uncertainties described in the Company's filings from time to time with the Securities and Exchange Commission (the “SEC”). The Company disclaims any obligation to update its forward-looking statements.

In addition, the exploration for and development of mineral deposits involves significant financial risks, which even experience and knowledge may not eliminate, regardless of the amount of careful evaluation applied to a process. While the discovery of a mineral deposit may result in substantial rewards, few properties are ultimately developed into producing mines. Moreover, we cannot make any estimates regarding probable reserves in connection with any of our projects and any estimates relating to possible reserves are subject to significant risks. Therefore, no assurance can be given that any size of reserves or grades of reserves will be realized. If a discovery is made, the mineral deposit discovered, assuming recoverable, may differ from the reserves already discovered and recovered by others in the same region of the planned areas of exploration. Further, the cost of exploration and exploitation can be extensive and there is no assurance that we will have the resources necessary or the financing available to pursue projects we currently hold interests in or to acquire interests in other mineral exploration projects that may become available. The risks we face are numerous and detailed information regarding these risks may be found in filings made by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-KSB, quarterly reports on Form 10-QSB and reports on Form 8-K.

This press release does not constitute an offer to exchange or sell or an offer to exchange or buy any securities. This document may be deemed to be solicitation material in respect of the proposed merger of Wits Basin and Easyknit.

An offer of securities in the United States pursuant to a business combination transaction will only be made through a prospectus which is part of an effective registration statement filed with the SEC. In connection with the proposed transaction, Easyknit will file a registration statement on Form F-4, which will include a proxy statement of Wits Basin that also constitutes a prospectus of Easyknit, and other documents with the SEC. Shareholders of Wits Basin are encouraged to read the definitive registration statement on Form F-4 and any other relevant documents filed or that will be filed with the SEC, including the definitive proxy statement/prospectus that will be part of the definitive registration statement on Form F-4, as they become available because they contain or will contain important information about the proposed merger. The final proxy statement/prospectus will be mailed to shareholders of Wits Basin. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov, or from Wits Basin's Investor Relations at Lighthouse Communications (866) 739-0390 or info@lhcom.bz.

Participants in Solicitation
Wits Basin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Wits Basin in connection with the proposed merger. Information about the directors and executive officers of Wits Basin and their ownership of Wits Basin common stock is set forth in its Annual Report on Form 10-KSB, as filed with the SEC on April 16, 2007. Additional information regarding the interests of such participants may be obtained by reading the registration statement on Form F-4 and proxy statement/prospectus when it becomes available.

Contact Information for Wits Basin Precious Minerals Inc.

Lighthouse Communications (866) 739-0390 or info@lhcom.bz

Wits Basin Chairman Vance White (866) 214-9486

Wits Basin CEO Stephen King (612) 490-3419